EXHIBIT 10.49

Domino’s Pizza, Inc.

Independent Director Compensation Schedule

The following table sets forth the current compensation received by independent directors of Domino’s Pizza, Inc.:

Director Compensation Summary

Annual Retainer	Amount
Board of Directors	$70,000

Audit Committee
Chairperson	$25,000
Member	$12,500

Compensation Committee
Chairperson	$20,000
Member	$10,000

Nominating & Corporate Governance Committee
Chairperson	$15,000
Member	$10,000

Annual Equity Award	Value
Target grant date fair value	$110,000